UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

October 3, 2003

Date of Report (Date of earliest event reported)

SECURITY CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-7921	13-3003070
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

THREE PICKWICK PLAZA, SUITE 310, GREENWICH, CT 06930
(Address of principal executive offices)

(203) 625-0770
(Registrant’s telephone number, including area code)

ITEM 2.                             ACQUISITION OR DISPOSITION OF ASSETS

On October 3, 2003, Security Capital Corporation, through its subsidiary, CompManagement, Inc.(“CMI”), acquired all of the outstanding shares of Octagon Risk Services, Inc. (“Octagon”), a Minnesota corporation, from The St. Paul Companies, Inc., a Delaware corporation.  The transaction was effected pursuant to the Stock Purchase Agreement entered into by CMI and The St. Paul Companies dated October 3, 2003.  As consideration for all of the outstanding shares of Octagon, CMI paid to The St. Paul Companies the aggregate amount of $30,000,000.  The purchase price is subject to an adjustment based upon the working capital of Octagon as of the closing date.

Octagon, based in Oakland, California, provides workers’ compensation and professional liability claims administration and consulting services primarily in the western United States including California.  Each of the members of the Octagon executive management team (Stephen C. Brown, President; Jay Ayala, Senior Vice-President of Operations; Gus Vonbolschwing, Vice-President; Jeannie Baulis, Senior Vice-President; and Steven Tyndall, Vice-President of Finance) have agreed to remain part of the ongoing operations.  Upon closing, Stephen Brown will assume the role of Chief Executive Officer and Jay Ayala will become President.

The total amount of funds necessary to consummate the transaction were provided by Bank One, N.A. pursuant to an Amended and Restated Loan Agreement which combines CMI’s existing term loan with a new borrowing of $18,000,000 related to the Octagon purchase.  As a part of the Amended and Restated Loan Agreement, an interim term loan was provided to finance the remaining purchase price until the investments acquired from Octagon can be efficiently liquidated.  In addition, CMI and its parent holding company, Health Power, Inc., entered into an $8,000,000 Revolving Credit Commitment evidenced by an amended and restated revolving credit note.  The revolving credit commitment replaced the current commitment that was in place.

CMI and The St. Paul Companies entered into three ancillary agreements: 1) Transition Services Agreement; 2) Trademark License Agreement; and 3) Indemnification Agreement.  The Transition Services Agreement allows CMI to continue to use certain licenses, telephone numbers, and internet access provided by The St. Paul Companies to Octagon for a transition period up to 90 days.  The Trademark License Agreement allows CMI to use The St. Paul Companies name on its letterhead for a transition period of up to 30 days.  The Indemnification Agreement requires CMI to indemnify The St. Paul Companies for any liabilities that may arise pursuant to a severance agreement entered into between Stephen Brown and The St. Paul Companies.

ITEM 5.                             OTHER EVENTS

On October 3, 2003, Security Capital Corporation issued a press release in connection with the acquisition of Octagon by CMI.

ITEM 7.                             FINANCIAL STATEMENTS AND EXHIBITS

(a)                                  Financial Statements of Business Acquired

Security Capital believes that it is impracticable to provide any of the required financial statements of Octagon, the acquired business, at the time of filing of this Report on Form 8-K.  The required financial statements of the business acquired will be filed by amendment as soon as practicable and, in any event, not later than 60 days after the date on which this Form 8-K must be filed.

(b)                                 Pro Forma Financial Information

Security Capital believes that it is impracticable to provide any of the required pro forma financial information at the time of filing of this Report on Form 8-K.  The required pro forma financial information will be filed by amendment as soon as practicable and, in any event not later than 60 days after the date on which this Form 8-K must be filed.

(c) Exhibits

2.1	Stock Purchase Agreement by and between The St. Paul Companies, Inc. and CompManagement, Inc. for the acquisition of all shares of stock of Octagon Risk Services, Inc. dated October 3, 2003.*

2.2	Transition Services Agreement dated October 3, 2003 by and between The St. Paul Companies and CompManagement, Inc.

2.3	Trademark License Agreement dated October 3, 2003 by and between The St. Paul Companies, Inc. and CompManagement, Inc.

2.4	Indemnification Agreement dated October 3, 2003 by and among The St. Paul Companies, Inc.; St. Paul Fire and Marine Insurance Company; Octagon Risk Services, Inc.; and CompManagement, Inc.

99.1

Amended and Restated Loan Agreement dated October 3, 2003 by and among Health Power, Inc., CompManagement, Inc. and its subsidiaries, as borrowers, WC Holdings, Inc., as guarantor, and Bank One, N.A. (Bank One), as lender.*

99.2	Press Release issued by Security Capital Corporation on October 3, 2003.

* Schedules and exhibits to the Stock Purchase Agreement and the Amended and Restated Loan Agreement have not been filed because Security Capital Corporation does not believe that they contain information material to an investment decision which is not otherwise disclosed in the agreements.  A list is attached to the agreements (as incorporated herein by reference) briefly identifying the contents of the omitted schedules and exhibits.  Security Capital Corporation hereby agrees to furnish supplementally a copy of omitted schedules or exhibits to the Securities and Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY CAPITAL CORPORATION

Date:	October 17, 2003	/s/ Brian D. Fitzgerald
Brian D. Fitzgerald
Chairman of the Board, President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF DOCUMENT

2.1	Stock Purchase Agreement by and between The St. Paul Companies, Inc. and CompManagement, Inc. for the acquisition of all shares of stock of Octagon Risk Services, Inc. dated October 3, 2003.

2.2	Transition Services Agreement dated October 3, 2003 by and between The St. Paul Companies and CompManagement, Inc.

2.3	Trademark License Agreement dated October 3, 2003 by and between The St. Paul Companies, Inc. and CompManagement, Inc.

2.4	Indemnification Agreement dated October 3, 2003 by and among The St. Paul Companies, Inc.; St. Paul Fire and Marine Insurance Company; Octagon Risk Services, Inc.; and CompManagement, Inc.

99.1

Amended and Restated Loan Agreement dated October 3, 2003 by and among Health Power, Inc., CompManagement, Inc. and its subsidiaries, as borrowers, WC Holdings, Inc., as guarantor, and Bank One, N.A. (Bank One), as lender.

99.2	Press Release issued by Security Capital Corporation on October 3, 2003.